                                                                  EXHIBIT 23(A)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our reports dated July 27, 1995 and to all references to our Firm included in or made a part of this prospectus.

                                        ARTHUR ANDERSEN LLP


October 20, 1995